EXHIBIT 11

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)




                                               THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                  SEPTEMBER 30,                                 SEPTEMBER 30,
                                            2003                  2002                   2003                    2002
                                     -------------------   --------------------   -------------------    --------------------
                                                                (Restated)                                     (Restated)
Basic earnings:
Net (loss)                           $          (345,792)   $          (367,622)   $        (1,170,438)   $         (526,010)
                                     ===================    ===================    ===================    ===================
Shares:
Weighted common shares
outstanding                                   30,429,491              8,929,491             26,491,762             6,323,976
                                     ===================    ===================    ===================    ===================

Basic and diluted (loss) per share   $             (0.01)   $             (0.04)   $             (0.04)   $            (0.08)
                                     ===================    ===================    ===================    ===================




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